CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael R. Cox, Vice President, Finance and Administration and Chief Financial Officer of Bioanalytical Systems, Inc. certify that (i) the Annual Report on Form 10-K for the fiscal year ended September 30, 2007 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bioanalytical Systems, Inc. as of the dates and for the periods set forth therein.

/s/ Michael R. Cox Michael R. Cox Vice President, Finance and Administration and Chief Financial Officer Date: December 27, 2007